Exhibit 99.1

News Release

For Immediate Release

August 8, 2012

Bonanza Creek Energy Announces Election of James A. Watt to its Board of Directors

Denver, Colorado, August 8, 2012 — Bonanza Creek Energy, Inc. (NYSE: BCEI) today announced that its Board of Directors has elected James A. Watt, 62, as a director of the company to fill the vacancy created by the departure of Todd A. Overbergen on August 1, 2012. Mr. Watt will serve as a Class I director with a term expiring at the company’s 2013 Annual Meeting of Stockholders.

Michael Starzer, the company’s President and Chief Executive Officer commented, “Todd Overbergen served as a director of our predecessor company since 2006 and has been invaluable to our growth and success. We are very grateful for his exemplary service to the company and will miss him. We are very excited to have a director of Jim Watt’s caliber join us. Jim’s successful background in the oil and gas industry and operational knowledge will assist us as a newly public company. I look forward to working with him as we continue to grow and create shareholder value.”

Mr. Watt has served as director, President and Chief Executive Officer of Dune Energy, Inc. since 2007. Mr. Watt served as the Chief Executive Officer of Remington Oil and Gas Corporation from February 1998 and the Chairman of Remington from May 2003, until Helix Energy Solutions Group, Inc. acquired Remington in July 2006. From August 2006 through March 2007, Mr. Watt served as the Chairman and Chief Executive Officer of Maverick Oil & Gas, Inc. Mr. Watt currently serves on the Board of Directors of Helix. Mr. Watt received a B.S. in Physics from Rensselaer Polytechnic Institute.

The company’s Board of Directors has determined that Mr. Watt is an independent director as defined under the rules and regulations of the Securities Exchange Commission and the New York Stock Exchange. He was also elected to serve on the Compensation Committee and Reserve Committee. The company also filed a corresponding Current Report on Form 8-K with the Securities and Exchange Commission on August 8, 2012.

About Bonanza Creek Energy, Inc.

Bonanza Creek Energy, Inc. is an independent oil and natural gas company engaged in the acquisition, exploration, development and production of onshore oil and associated liquids-rich natural gas in the United States. The company’s assets and operations are concentrated primarily in the Rocky Mountains in the Wattenberg Field, focused on the Niobrara oil shale, and in southern Arkansas, focused on the oily Cotton Valley sands. The company’s common shares are listed for trading on the NYSE under the symbol: “BCEI.” For more information about the company, please visit www.bonanzacrk.com. Please note that the company routinely posts important information about the company under the Investor Relations section of its website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include statements regarding the expected performance of management and the expectations of management regarding the company’s performance and market perception of the company. These statements are based on certain assumptions made by the company based on management’s experience, perception of historical trends and technical analyses, current conditions, anticipated future developments and other factors believed to be appropriate and reasonable by management. When used in this press release, the words “will,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model” or their negatives, other similar expressions or the statements that include those words, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Further information on such assumptions, risks and uncertainties is available in the company’s SEC filings. We refer you to the discussion of risk factors in Part I, Item 1A—“Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities Exchange Commission on March 22, 2012. The company’s SEC filings are available on the company’s website at www.bonanzacrk.com and on the SEC’s website at www.sec.gov. All of the forward-looking statements made in this press release are qualified by these cautionary statements. Any forward-looking statement speaks only as of the date on which such statement is made and the company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

For further information, please contact:

Mr. James Masters

Investor Relations Manager

720-440-6121